UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2010 (January 7, 2010)

SENIOR HOUSING PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Business Management Agreement

On January 7, 2010, Senior Housing Properties Trust, or the Trust, entered into a business management agreement with Reit Management & Research LLC, or Reit Management, and certain individuals who are the current or former owners of Reit Management (Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy), which agreement amended and restated the prior amended and restated agreement between the Trust, Reit Management and those individuals.

Under the business management agreement, the Trust continues to engage Reit Management to provide the Trust with business management services substantially consistent with the business management services provided to the Trust by Reit Management historically.  The fees payable by the Trust to Reit Management under the business management agreement continue to be determined in a manner consistent with past determinations under the prior agreement.

The business management agreement provides that none of Reit Management, Barry M. Portnoy, Gerard M. Martin or Adam D. Portnoy shall provide management services to, make competitive direct investment in or, in the case of Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy, serve as a director or officer of, any other real estate investment trust which is principally engaged in the business of ownership of specified types of senior living and health care related properties without the consent of a majority of the Independent Trustees of the Trust.  Under the business management agreement, Reit Management is not required to present the Trust with opportunities to invest in properties that are primarily of a type that are the investment focus of another person or entity now or in the future managed by Reit Management.

The term of the business management agreement expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Trust or Reit Management before the end of an applicable term.  Either party may terminate the business management agreement upon 60 days prior written notice.

The business management agreement includes arbitration provisions for the resolution of certain disputes, claims and controversies and provides that neither party may assign the business management agreement without the written consent of the other party, except that Reit Management may assign the business management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment.

The terms of the business management agreement described above were reviewed, approved and adopted by the compensation committee of the board of trustees of the Trust, which is comprised solely of Independent Trustees.

The foregoing description of the business management agreement is not complete and is subject to and qualified in its entirety by reference to the business management agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Property Management Agreement

Also on January 7, 2010, the Trust entered into an amended and restated property management agreement with Reit Management, which agreement amended and restated the prior property management agreement between the Trust and Reit Management.

Under the property management agreement, the Trust continues to engage Reit Management to provide the Trust and its applicable subsidiaries which own certain properties that are subject to the agreement with property management services substantially consistent with the property management services provided to the Trust by Reit Management historically.  The fees payable by the Trust to Reit Management under the property management agreement continue to be determined in a manner consistent with past determinations under the prior agreement.

The term of the property management agreement expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Trust or Reit Management before the end of an applicable term.  Either party may terminate the property management agreement upon 60 days prior written notice, and Reit Management may terminate the property management agreement upon five business days notice if the Trust undergoes a change of control, as determined under the property management agreement.  The property management agreement may also be terminated with respect to less than all of the properties comprising the managed premises to accommodate any sales of properties.

The property management agreement includes arbitration provisions for the resolution of certain disputes, claims and controversies and generally restricts a party’s ability to assign the property management agreement without the written consent of the other party, except that Reit Management may assign the property management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment and the Trust and its applicable subsidiaries may assign its rights and obligations under the agreement to a mortgagee with respect to, or certain successor owners of, the managed premises.

Under the property management agreement, unless the Trust, its applicable subsidiaries and Reit Management otherwise agree in writing, all properties of the type covered by the property management agreement from time to time acquired by the Trust or its applicable subsidiaries or their respective affiliates automatically become subject to the property management agreement.

The terms of the property management agreement described above were reviewed, approved and adopted by the compensation committee of the board of trustees of the Trust, which is comprised solely of Independent Trustees.

The foregoing description of the property management agreement is not complete and is subject to and qualified in its entirety by reference to the property management agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

One of the Trust’s Managing Trustees, Barry M. Portnoy, is the Chairman and majority owner of Reit Management.  The Trust’s other Managing Trustee, Adam D. Portnoy, owns the remainder of Reit Management and is a director, President and Chief Executive Officer of Reit Management.  Gerard M. Martin is a former owner and current director of Reit Management.  The Trust’s executive officers are also officers of Reit Management.

The Trust currently owns approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or Affiliates Insurance.  The other shareholders of Affiliates Insurance are Reit Management and five other companies to which Reit Management provides management services, and all of the Trust’s trustees are also directors of Affiliates Insurance.  Reit Management provides certain management and administrative services to Affiliates Insurance, and an affiliate of Reit Management, RMR Advisors, Inc., acts as Affiliates Insurance’s investment adviser.

The Trust understands that the other companies to which Reit Management provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements.  In addition, officers of Reit Management serve as officers of those companies.  The Trust understands that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the Securities and Exchange Commission.  Barry M. Portnoy is a managing trustee or managing director of each of the other publicly traded companies to which Reit Management provides management services, including Five Star Quality Care, Inc., or Five Star, a tenant of the Trust.  Gerard M. Martin is also a managing director of Five Star.  Adam D. Portnoy is also a managing trustee or managing director of some of those other companies, but he is not a director of Five Star.  In addition, the Trust’s Independent Trustees also serve as directors or trustees of certain of those other companies.

Five Star was formerly a 100% owned subsidiary of the Trust until its spin off from the Trust in 2001.  The Trust has numerous continuing relationships with Five Star, including lease arrangements and other commercial arrangements.  Five Star currently is the Trust’s principal tenant and the Trust is a significant shareholder of Five Star.  Reit Management provides management services to Five Star.

The Trust was formerly a 100% owned subsidiary of HRPT Properties Trust until the Trust’s spin off from HRPT Properties Trust in 1999.  Barry M. Portnoy and Adam D. Portnoy are also managing trustees of HRPT Properties Trust.  One of the Trust's Independent Trustees, Frederick N. Zeytoonjian, is also an independent trustee of HRPT Properties Trust.  The Trust has in the past engaged in transactions with HRPT Properties Trust since its spin off, including purchases of properties, which have been previously reported by the Trust.  Reit Management provides management services to HRPT Properties Trust.

For further information regarding certain relationships and related transactions with respect to the Trust, its trustees and officers, and Reit Management, please refer to the Trust’s filings with the Securities and Exchange Commission, including the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Person Transactions”), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Persons Transactions”), and Proxy Statement for the 2009 annual meeting of shareholders of the Trust (including the section captioned “Related Person Transactions and Company Review of Such Transactions”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2010, the board of trustees of the Trust adopted amended and restated bylaws of the Trust which change Section 2.14.1(b) of the bylaws to provide that, in the event an annual meeting of the Trust is called for a date that is more than 30 days earlier or later than the first anniversary of the preceding year's annual meeting, notice of shareholder nominations and proposals must be given to the Trust no later than 5:00 p.m. on the 10th day following the earlier of the day on which: (i) notice of the date of the annual meeting is mailed or otherwise made available, or (ii) a public announcement of the date of the annual meeting is first made.

The foregoing description of the Trust's amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference.  In addition, a marked copy of the Trust's amended and restated bylaws indicating changes made to the Trust's bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Senior Housing Properties Trust adopted January 13, 2010

3.2	Amended and Restated Bylaws of Senior Housing Properties Trust adopted January 13, 2010 (marked copy)

10.1	Business Management Agreement, dated as of January 7, 2010, by and between Senior Housing Properties Trust, Reit Management & Research LLC, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy

10.2	Amended and Restated Property Management Agreement, dated as of January 7, 2010, by and among Reit Management & Research LLC and Senior Housing Properties Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Dated: January 13, 2010

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of Senior Housing Properties Trust adopted January 13, 2010

3.2	Amended and Restated Bylaws of Senior Housing Properties Trust adopted January 13, 2010 (marked copy)

10.1	Business Management Agreement, dated as of January 7, 2010, by and between Senior Housing Properties Trust, Reit Management & Research LLC, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy

10.2	Amended and Restated Property Management Agreement, dated as of January 7, 2010, by and among Reit Management & Research LLC and Senior Housing Properties Trust